PROMISSORY NOTE

U.S.$22,000,000                                         Dated: October 5, 1999

                  FOR VALUE RECEIVED, the undersigned, THOMSON-CSF HOLDING CORPORATION, a Delaware corporation (the "Payor"), HEREBY PROMISES TO PAY to the order of IFE SALES, LLC, a Delaware limited liability company (the "Payee") (i) the principal amount of $11,000,000 on the first anniversary of the making of this Note, plus interest on such amount at an interest rate per annum equal at all times to 5% and (ii) the principal amount of $11,000,000 on the second anniversary of the making of this Note (the "Maturity Date"), plus interest on such amount at an interest rate per annum equal at all times to 5%; provided, however, that any overdue amount (after giving effect to any applicable grace period) of principal, interest or other amounts payable hereunder shall, to the fullest extent permitted by law, bear interest, payable on demand, at 8% per annum.

                  SECTION 1. REPAYMENT. The Payor shall repay to the Payee on the Maturity Date the aggregate principal amount hereof then outstanding.

                  SECTION 2. PREPAYMENTS. The Payor may, upon at least one Business Day's (as defined below) notice to the Payee stating the proposed date and principal amount of the prepayment, and if such notice is given the Payor shall, prepay the outstanding principal amount hereof in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that each optional partial prepayment shall be in a principal amount not less than $250,000. "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or Washington, D.C.

                  SECTION 3. PAYMENTS AND COMPUTATIONS. (a) The Payor shall make each payment hereunder not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Payee at its address referred to in Section 6 or at an account maintained by the Payee with a commercial bank organized under the laws of the United States, or any State thereof, and designated by the Payee for such purposes at least two Business Days in advance, in same day funds.

                  (b) All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  (d) In this Note in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 4. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) The Payor shall fail to perform its obligations pursuant to Section 1; or (ii) the Payor shall fail to pay any interest on the outstanding principal amount hereof within 15 Business Days after the same becomes due and payable; or


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                  (b) The Payor shall  generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Payor seeking to adjudicate it a bankrupt or insolvent, or seeking
         liquidation,  winding  up,  reorganization,   arrangement,  adjustment,
         protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur;

         then, and in any such event, the Payee may, by written notice to the Payor, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable.

                  SECTION 5. RIGHT OF SET-OFF. Payor shall have the right to set off against amounts due under this Note any amount then due and unpaid by the Payee or the other parties to each of (i) the Purchase Agreement dated as of January 25, 1999 between Thomson-CSF Sextant, Inc. and BE Aerospace, Inc. and
(ii) the Purchase Agreement dated as of September 1, 1999 among Thomson-CSF Sextant, Inc., the Payee, BE Aerospace, Inc., BE Intellectual Property, Inc. and Puritan-Bennett Aero Systems, Inc. owing to the Payor or any Affiliate thereof.

                  SECTION 6. NOTICES, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered, if to the Payor, at its address at 100 West Commons Boulevard, One Corporate Commons, Suite 302, New Castle, Delaware 19720, fax no.
(302) 326-0837, Attention: Dan O'Brien, with a copy to Thomson-CSF North America, Inc., 99 Canal Center Plaza, Suite 480, Alexandria, Virginia 22314, fax no. (703) 836-2967, Attention: Martita Cooper, Esq., and if to the Payee, at its address at 1400 Corporate Center Way, Wellington, Florida 33414, fax no. (561) 791-3966, Attention: Thomas P. McCaffrey, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, be effective when deposited in the mails, or when telecopied, be effective upon confirmation of the sending thereof, or when delivered, be effective upon delivery thereof.

                  SECTION 7. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the Payor and the Payee and their respective successors and assigns, except that neither the Payor nor the Payee shall have the right to assign or transfer its rights hereunder or any interest herein without the prior written consent of the other party.

                  SECTION 8. GOVERNING LAW, JURISDICTION, WAIVER OF JURY TRIAL, ETC. (a) This Note shall be governed by, and construed in accordance with, the laws of the State of New York.


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                  (b) In the event of any  Dispute,  the  parties  hereto  shall attempt in good faith to negotiate and resolve any such Dispute. If after good faith negotiations the Dispute shall have not been resolved, either party may deliver written notice of its intent to submit the matter to arbitration (the "Arbitration Notice") to the other party. If the matter is not resolved within ten (10) Business Days after the delivery of the Arbitration Notice, or such later date as may be mutually agreed upon, then all Disputes shall be finally settled by arbitration.

                  (c) The seat of the arbitration shall be in New York, and the arbitration shall be conducted in English, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules. The arbitrators are precluded from considering or awarding consequential, special, punitive or exemplary damages to any party in any arbitration conducted pursuant hereto. The parties shall have the right to present documentary evidence and witnesses. The parties shall also have the right to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon the parties, and no party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. Nothing herein shall limit the ability of a party to seek temporary or preliminary injunctive relief pending arbitration.

                  (d) Each of the Payor and the Payee hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note.

                  IN WITNESS WHEREOF, each of the Payor and the Payee has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

                                        THOMSON-CSF HOLDING CORPORATION


                                        By_____________________________
                                        Name:
                                        Title:

Acknowledged and Agreed to:

IFE SALES, LLC


By ______________________________________
     Name: Thomas P. McCaffrey
     Title:    Vice President